Exhibit 99.1

Viant Technology Announces Second Quarter 2021 Financial Results

IRVINE, Calif., August 12, 2021 – Viant Technology Inc. (NASDAQ: DSP), a leading people-based advertising software company, today announced financial results for its second quarter ended June 30, 2021.

“We had a very strong second quarter, highlighted by revenue growth of 66% and continued momentum with Connected TV, which more than doubled year-over-year,” said Tim Vanderhook, co-founder and CEO of Viant. “Our people-based approach to digital advertising and patented Household Identification technology remain key differentiators that attract customers to our platform as they look to drive tangible ROI from their marketing investments. We are encouraged by the momentum we are seeing across our business and are raising guidance for the full year across all key metrics.”

Second Quarter 2021 Financial Highlights:

●	Revenue: Revenue was $50.4 million, an increase of 66% year-over-year.
●	Gross Profit: Gross Profit was $18.7 million, an increase of 58% year-over-year.
●	Contribution ex-TAC: Contribution ex-TAC was $32.2 million, an increase of 61% year-over-year.(1)
●	Net Loss: Net Loss was $18.1 million, or ($0.32) per diluted share of Class A common stock in the second quarter, compared to Net Loss of $0.03 million for the same period in 2020.
●	Non-GAAP Net Income: Non-GAAP Net Income was $5.2 million, or $0.06 per diluted share of Class A common stock in the second quarter of 2021.(1)
●	Adjusted EBITDA: Adjusted EBITDA was $8.3 million, an increase of 203% versus $2.8 million for the same period in 2020. (1)
●

Adjusted EBITDA margin: Adjusted EBITDA margin as a percentage of Contribution ex-TAC was 26%.(1)  Net Income (Loss) as a percentage of Gross Profit, the most comparable GAAP measure, is not meaningful due to the Net Loss for the period.

Business Highlights:

●

Contribution ex-TAC from Connected TV grew 105% year-over-year in the second quarter and represented 41% of total Contribution ex-TAC.  Gross Profit, the most comparable GAAP measure, is not calculable by channel because Other Platform Operations expenses cannot be allocated by channel.

●	Total Platform Spend increased 58% year-over-year in the second quarter. (2)
●

Total Active Customers grew to 288 by the end of the second quarter, a sequential increase of 22 from 266 at the end of the first quarter of 2021.  Average Contribution ex-TAC per Active Customer increased to $438 thousand in the second quarter.(3)

“We once again exceeded our guidance across all metrics and demonstrated accelerating growth across our business,” said Larry Madden, CFO of Viant.  “In addition to doubling our Connected TV business, we had solid growth of 40% in all other channels during the quarter.  We saw recovery in some of our core advertiser verticals that were hit the hardest by the pandemic, and at the same time are continuing to invest in our people and technology to drive growth in the quarters ahead.”

For the third quarter of 2021, the Company expects:

●	Revenue in the range of $48 million to $50 million, which represents year-over-year growth of approximately 19% to 24%.
●	Contribution ex-TAC in the range of $32.5 million to $33.5 million, which represents year-over-year growth of approximately 16% to 20%.
●	Adjusted EBITDA in the range of $4 million to $5 million, or Adjusted EBITDA as a percentage of Contribution ex-TAC of 12% to 15%.

For the full year 2021, the Company is raising guidance and now expects:

●	Revenue in the range of $205 million to $210 million, which represents year-over-year growth of approximately 24% to 27%.
●	Contribution ex-TAC in the range of $137 million to $142 million, which represents year-over-year growth of approximately 24% to 28%.
●	Adjusted EBITDA in the range of $29 million to $32 million, or Adjusted EBITDA as a percentage of Contribution ex-TAC of 21% to 23%.

Contribution ex-TAC, Adjusted EBITDA, Non-GAAP Net Income (loss) and Non-GAAP Earnings (Loss) per Share are non-GAAP financial measures.  These non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP.  We are not able to estimate gross profit and Net Income (loss) on a forward-looking basis or reconcile the guidance provided to the closest corresponding GAAP measures without unreasonable efforts on a forward-looking basis due to the variability and complexity with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of our stock-based compensation related to new equity grants that are directly impacted by unpredictable fluctuations in our share price.  We expect the variability of the above charges could have a significant and potentially unpredictable impact on our future GAAP financial results.

Conference Call and Webcast Details:

Viant will host a conference call to discuss its financial results on Thursday, August 12, 2021 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). A live webcast of the call can be accessed from Viant’s Investor Relations website. An archived version of the webcast will be available from the same website after the call.

About Viant

Viant® is a leading people-based advertising software company that enables marketers and their agencies to centralize the planning, buying and measurement of their advertising investments across most channels. Viant’s self-service Demand Side Platform (DSP), Adelphic®, is an enterprise software platform enabling marketers to execute programmatic advertising campaigns across Connected TV, Linear TV, mobile, desktop, audio and digital out-of-home channels. Viant’s Identity Resolution capabilities have linked 115 million U.S. households to more than 1 billion connected devices and is combined with access to more than 280,000 audience attributes from more than 70 people-based data partners. Viant is an Ad Age 2021 Best Places to Work award winner and the Adelphic DSP is featured on AdExchanger’s 2021 Programmatic Power Players list.

Presentation

Viant Technology LLC has been determined to be the predecessor for accounting purposes and, accordingly, the consolidated financial statements for periods prior to the IPO and the related organizational transactions have been adjusted to combine the previously separate entities for presentation purposes. Amounts for the period from January 1, 2020 through February 11, 2021 presented in this press release represent the historical operations of Viant

Technology LLC. The amounts as of June 30, 2021 and for the period from February 12, 2021 reflect the consolidated operations of the Company.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “guidance,” “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” or words or phrases with similar meaning. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. Forward-looking statements contained in this press release relate to, among other things, the Company’s projected financial performance and operating results, including projected Revenue, Contribution ex-TAC and Adjusted EBITDA, as well as statements regarding our market opportunity, advertisers’ spend, investments in our people and technology and recovery from the effects of COVID-19. Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, the market for programmatic advertising developing slower or differently than the Company’s expectations, the demands and expectations of clients and the ability to attract and retain clients and other economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from the forward-looking statements. We do not intend and undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law. Investors are referred to our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and subsequent filings on Form 10-Q, for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement.

Media Contact:

Karen Castillo-Paff

Vice President Communications, Viant Technology Inc.

press@viantinc.com

Investor Contact:

The Blueshirt Group

Nicole Borsje

investors@viantinc.com

(1)Contribution ex-TAC (previously referred to as Revenue ex-TAC), Adjusted EBITDA, Non-GAAP Net Income (loss) and Non-GAAP Earnings (Loss) per Share are non-GAAP financial measures. See the supplementary schedules in this press release for a discussion of how we define and calculate these measures and a reconciliation thereof to the most directly comparable GAAP measures.

(2)Platform Spend, a measure of customer engagement, was previously referred to in our registration statement on Form S-1 as platform usage.

(3)We define an Active Customer as a customer that had total aggregate Contribution ex-TAC of at least $5,000 through our platform during the previous twelve months. We define average Contribution ex-TAC per Active Customer as Contribution ex-TAC for the trailing twelve-month period presented divided by Active Customers.

VIANT TECHNOLOGY INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share/unit data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue	$50,411	$30,425	$90,555	$68,585
Operating expenses (1):
Platform operations	31,715	18,589	56,059	42,192
Sales and marketing	20,553	5,742	34,738	12,872
Technology and development	8,031	1,984	13,931	4,134
General and administrative	14,075	3,891	24,495	8,547
Total operating expenses	74,374	30,206	129,223	67,745
Income (loss) from operations	(23,963)	219	(38,668)	840
Interest expense, net	241	244	476	525
Other expense (income), net	1	5	(68)	16
Gain on extinguishment of debt	(6,110)	—	(6,110)	—
Total other expense (income), net	(5,868)	249	(5,702)	541
Net income (loss)	(18,095)	(30)	(32,966)	299
Less: Net loss attributable to noncontrolling interests	(14,440)	—	(26,206)	—
Net income (loss) attributable to Viant Technology Inc.	$(3,655)	$(30)	$(6,760)	$299
Earnings (loss) per Class A common stock/unit:
Basic	$(0.32)	$(0.08)	$(0.59)	$0.30
Diluted	$(0.32)	$(0.08)	$(0.59)	$0.30
Weighted-average Class A common stock/units outstanding:
Basic	11,500	400	11,500	400
Diluted	11,500	400	11,500	1,000
(1)	Stock-based compensation, depreciation and amortization recorded in the condensed consolidated statements of operations above were as follows:
	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(in thousands)		(in thousands)
Stock-based compensation:
Platform operations	$5,540	$—	$8,701	$—
Sales and marketing	11,914	—	18,727	—
Technology and development	5,029	—	7,968	—
General and administrative	7,203	—	11,381	—
Total	$29,686	$—	$46,777	$—

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(in thousands)		(in thousands)
Depreciation and amortization:
Platform operations	$1,941	$1,853	$3,694	$3,790
Sales and marketing	—	—	—	—
Technology and development	383	402	763	803
General and administrative	300	285	594	561
Total	$2,624	$2,540	$5,051	$5,154

VIANT TECHNOLOGY INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	As of June 30,	As of December 31,
	2021	2020
Assets
Current assets:
Cash	$252,271	$9,629
Accounts receivable, net of allowances	63,747	89,767
Prepaid expenses and other current assets	4,219	4,487
Total current assets	320,237	103,883
Property, equipment, and software, net	20,946	13,829
Intangible assets, net	2,400	3,015
Goodwill	12,422	12,422
Other assets	373	371
Total assets	$356,378	$133,520
Liabilities, convertible preferred units and stockholders' equity/members' equity
Liabilities
Current liabilities:
Accounts payable	$24,537	$29,763
Accrued liabilities and accrued compensation	27,320	34,388
Current portion of long-term debt	—	3,353
Current portion of deferred revenue	1,637	2,725
Other current liabilities	2,310	9,427
Total current liabilities	55,804	79,656
Long-term debt	17,500	20,182
Long-term portion of deferred revenue	5,617	5,612
Other long-term liabilities	405	453
Total liabilities	79,326	105,903
Convertible preferred units and members' equity
Convertible preferred units	—	7,500
Members' equity	—	20,117
Stockholders' equity
Preferred stock	—	—
Class A common stock	12	—
Class B common stock	47	—
Additional paid-in capital	102,040	—
Accumulated deficit	(6,759)	—
Total stockholders' equity attributable to Viant Technology Inc./members' equity	95,340	20,117
Noncontrolling interests	181,712	—
Total equity	277,052	20,117
Total liabilities, convertible preferred units and stockholders'/members’ equity	$356,378	$133,520

VIANT TECHNOLOGY INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$(32,966)	$299
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	5,051	5,154
Stock-based compensation	46,777	—
Recovery of doubtful accounts	(200)	(140)
Loss on disposal of assets	8	—
Gain on extinguishment of debt	(6,110)	—
Changes in operating assets and liabilities:
Accounts receivable	26,220	16,307
Prepaid expenses and other assets	(1,753)	(13)
Accounts payable	(5,126)	2,204
Accrued liabilities and accrued compensation	(6,770)	(10,134)
Deferred revenue	(1,082)	(958)
Other liabilities	(478)	(1,176)
Net cash provided by operating activities	23,571	11,543
Cash flows from investing activities:
Purchases of property and equipment	(266)	(159)
Capitalized software development costs	(3,750)	(3,678)
Net cash used in investing activities	(4,016)	(3,837)
Cash flows from financing activities:
Proceeds from Paycheck Protection Program Loan	—	6,035
Proceeds from issuance of common stock, net of underwriting discounts	232,500	—
Payment of member tax distributions	(6,805)	—
Payment of offering costs	(2,608)	—
Net cash provided by financing activities	223,087	6,035
Net increase in cash	242,642	13,741
Cash at beginning of period	9,629	4,815
Cash at end of period	$252,271	$18,556

Non-GAAP Financial Metrics

We use financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), contribution ex-TAC, Adjusted EBITDA, non-GAAP net income (loss) and non-GAAP earnings (loss) per share. The Company's management believes that this information can assist investors in evaluating the Company's operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management.

In calculating contribution ex-TAC, we add back other platform operations expense to gross profit, the most comparable GAAP measurement. Contribution ex-TAC is a key profitability measure used by our management and board of directors to understand and evaluate our operating performance and trends, develop short-and long-term operational plans and make strategic decisions regarding the allocation of capital.

Adjusted EBITDA is defined by us as net income (loss), the most comparable GAAP measurement, before interest expense, net, income tax expense (benefit), depreciation, amortization, stock-based compensation and certain other items that are not related to our core operations, such as restructuring charges, transaction expenses and the extinguishment of debt.  Adjusted EBITDA and Adjusted EBITDA as a percentage of contribution ex-TAC are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short-and long-term operational plans. Adjusted EBITDA as a percentage of our non-GAAP metric, contribution ex-TAC, is used by our management and board of directors to evaluate Adjusted EBITDA relative to our profitability after costs that are directly variable to revenues, which comprise traffic acquisition costs.

Non-GAAP net income (loss) is defined by us as net income (loss), the most comparable GAAP measurement, adjusted to eliminate the impact of stock-based compensation and certain other items that are not related to our core operations, such as restructuring charges, transaction expenses and the extinguishment of debt.  Non-GAAP net income (loss) is a key measure used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital.  In particular, we believe that the elimination of stock-based compensation, debt extinguishment, and certain other items that are not related to our core operations provides another measure for period-to-period comparisons of our business and provides additional insight into our core controllable costs.

Non-GAAP earnings (loss) per share is defined by us as earnings (loss) per share, the most comparable GAAP measurement, adjusted to eliminate any impact of stock-based compensation and certain other items that are not related to our core operations, such as restructuring charges, transaction expenses, and the extinguishment of debt.  Non-GAAP earnings (loss) per share is a key measure used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital.  In particular, we believe that the elimination of stock-based compensation, extinguishment of debt and certain other items that are not related to our core operations provides another measure for period-to-period comparisons of our business and provides additional insight into our core controllable costs. Accordingly, we believe that non-GAAP earnings (loss) per share provides information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.

These non-GAAP financial measures are designed to supplement, and not substitute the Company’s financial information presented in accordance with GAAP. The non-GAAP measures as defined by the Company may not be comparable to similar non-GAAP measures presented by other companies. The presentation of such measures, which may include adjustments to exclude unusual or non-recurring items, should not be construed as an inference that the Company’s future results, cash flows or leverage will be unaffected by other unusual or non-recurring items.

The following tables show the reconciliations of the Company’s non-GAAP financial measures to the most directly comparable GAAP financial metrics included in this release.

The following table sets forth a reconciliation of revenue to gross profit to contribution ex-TAC for the periods presented (unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(in thousands)		(in thousands)
Revenue	$50,411	$30,425	$90,555	$68,585
Less: Platform operations	(31,715)	(18,589)	(56,059)	(42,192)
Gross profit	18,696	11,836	34,496	26,393
Add back: Other platform operations	13,503	8,209	24,444	16,993
Contribution ex-TAC	$32,199	$20,045	$58,940	$43,386

The following table sets forth a reconciliation of net income (loss) to Adjusted EBITDA for the periods presented (unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(in thousands)		(in thousands)
Net income (loss)	$(18,095)	$(30)	$(32,966)	$299
Add back:
Interest expense, net	241	244	476	525
Depreciation and amortization	2,624	2,540	5,051	5,154
Stock-based compensation	29,686	—	46,777	—
Less:
Gain on extinguishment of debt	(6,110)	—	(6,110)	—
Adjusted EBITDA	$8,346	$2,754	$13,228	$5,978

The following table presents the reconciliation of net income (loss) as a percentage of gross profit to Adjusted EBITDA as a percentage of contribution ex-TAC for the periods presented (unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(in thousands, except for percentages)		(in thousands, except for percentages)
Gross profit	$18,696	$11,836	$34,496	$26,393
Net income (loss)	$(18,095)	$(30)	$(32,966)	$299
Net income (loss) as a percentage of gross profit(1)	N/M	(0)%	N/M	1%
Contribution ex-TAC	$32,199	$20,045	$58,940	$43,386
Adjusted EBITDA	$8,346	$2,754	$13,228	$5,978
Adjusted EBITDA as a percentage of contribution ex-TAC	26%	14%	22%	14%

(1) Management believes that net loss as a percentage of gross profit for the current periods presented is not comparable to the prior year period presented due to the impact of stock-based compensation recognized in the current period.

The following table presents the reconciliation of net income (loss) to non-GAAP net income (loss) for the periods presented (unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(in thousands)		(in thousands)
Net income (loss)	$(18,095)	$(30)	$(32,966)	$299
Add back: Stock-based compensation	29,686	—	46,777	—
Less: Gain on extinguishment of debt	(6,110)	—	(6,110)	—
Less: Income tax effect related to Viant Technology Inc.'s share of adjustments	(250)	—	(316)	—
Non-GAAP net income (loss)	$5,231	$(30)	$7,385	$299

The following table presents the reconciliation of earnings (loss) per share to non-GAAP earnings (loss) per share of Class A common stock for the three and six months ended June 30, 2021. Earnings (loss) per share was not adjusted for the three and six months ended June 30, 2020 because there were no expenses related to stock-based compensation, gain on extinguishment of debt or other items that were not related to our core operations in those periods (unaudited):

	Three Months Ended			Six Months Ended
	June 30, 2021			June 30, 2021
			Non-GAAP			Non-GAAP
	(Loss) per		Earnings	(Loss) per		Earnings
	Share	Adjustments	per Share	Share	Adjustments	per Share
	(in thousands, except per share data)
Numerator
Net loss	$(18,095)	$—	$(18,095)	$(32,966)	$—	$(32,966)
Adjustments:
Add back: Stock-based compensation	—	29,686	29,686	—	46,777	46,777
Less: Gain on extinguishment of debt	—	(6,110)	(6,110)	—	(6,110)	(6,110)
Less: Income tax effect related to Viant Technology Inc.'s share of adjustments (1)	—	(250)	(250)	—	(316)	(316)
Non-GAAP net income (loss)	(18,095)	23,326	5,231	(32,966)	40,351	7,385
Less: Net income (loss) attributable to noncontrolling interests (2)	(14,440)	18,899	4,459	(26,206)	32,612	6,406
Net income (loss) attributable to Viant Technology, Inc.—basic	(3,655)	4,427	772	(6,760)	7,739	979
Add back: Reallocation of net loss attributable to noncontrolling interest from the assumed exchange of RSUs for Class A common stock	—	178	178	—	250	250
Less: Income tax effect from the assumed exchange of RSUs for Class A common stock	—	(43)	(43)	—	(61)	(61)
Net income (loss) attributable to Viant Technology, Inc.—diluted	$(3,655)	$4,562	$907	$(6,760)	$7,928	$1,168
Denominator
Weighted-average shares of Class A common stock outstanding—basic	11,500	—	11,500	11,500	—	11,500
Effect of dilutive securities:
RSUs	—	2,521	2,521	—	2,919	2,919
Weighted-average shares of Class A common stock outstanding—diluted	11,500	2,521	14,021	11,500	2,919	14,419

Earnings (loss) per share of Class A common stock—basic	$(0.32)	$0.39	$0.07	$(0.59)	$0.68	$0.09
Earnings (loss) per share of Class A common stock—diluted	$(0.32)	$0.38	$0.06	$(0.59)	$0.67	$0.08

Anti-dilutive shares/units excluded from earnings (loss) per share of Class A common stock/unit—diluted:
Non-qualified stock options			67			67
Shares of Class B common stock			47,436			47,436
Total shares excluded from earnings (loss) per share of Class A common stock/unit—diluted			47,503			47,503

(1) The estimated income tax effect of the Company’s share of non-GAAP reconciling items are calculated using an assumed blended tax rate of 24%, which represents our expected corporate tax rate, excluding discrete and non-recurring tax items.

(2) The adjustment to net income (loss) attributable to noncontrolling interests represents stock-based compensation and gain on extinguishment of debt attributed to the noncontrolling interests of the Company outstanding during the periods presented.